Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of General Dynamics Corporation for the year ended December 31, 2025, and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute(s) may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 30th day of January 2026.

/s/ RICHARD D. CLARKE	/s/ C. HOWARD NYE
Richard D. Clarke	C. Howard Nye

/s/ RUDY F. DELEON	/s/ CATHERINE B. REYNOLDS
Rudy F. deLeon	Catherine B. Reynolds

/s/ CECIL D. HANEY	/s/ LAURA J. SCHUMACHER
Cecil D. Haney	Laura J. Schumacher

/s/ CHARLES W. HOOPER	/s/ ROBERT K. STEEL
Charles W. Hooper	Robert K. Steel

/s/ MARK M. MALCOLM	/s/ JOHN G. STRATTON
Mark M. Malcolm	John G. Stratton

/s/ JAMES N. MATTIS	/s/ PETER A. WALL
James N. Mattis	Peter A. Wall

/s/ PHEBE N. NOVAKOVIC
Phebe N. Novakovic